UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626)	302-2222		(626)	302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC
Southern California Edison Company:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Cumulative Preferred Stock, 4.08% Series	SCEpB	NYSE American LLC
Cumulative Preferred Stock, 4.24% Series	SCEpC	NYSE American LLC
Cumulative Preferred Stock, 4.32% Series	SCEpD	NYSE American LLC
Cumulative Preferred Stock, 4.78% Series	SCEpE	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                               ☐

This current report should be read with Edison International's and Southern California Edison Company's ("SCE") combined Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q. Additionally, Edison International and SCE post or provide direct links to certain documents and information related to Southern California wildfires which may be of interest to investors at www.edisoninvestor.com (Southern California Wildfires) in order to publicly disseminate such information. Edison International and SCE also routinely post or provide direct links to presentations, documents and other information that may be of interest to investors at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.

Item 7.01	Regulation FD Disclosure
SCE has issued a press release announcing the settlements discussed in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events
As previously disclosed, multiple lawsuits have been initiated against SCE and Edison International related to the "Thomas Fire" that originated on December 4, 2017 in the Anlauf Canyon area of Ventura County, the "Koenigstein Fire" that originated on December 4, 2017 near Koenigstein Road in the City of Santa Paula, and the "Woolsey Fire" that originated on November 8, 2018 in Ventura County. Some of the lawsuits related to the Thomas and Koenigstein Fires claim that SCE and Edison International also have responsibility for the damages caused by mudslides and flooding in Montecito and surrounding areas in January 2018 (the "Montecito Mudslides," and, together with the Thomas Fire, the Koenigstein Fire and the Montecito Mudslides, the "2017/2018 Wildfire/Mudslide Events").
In November 2019, SCE and Edison International reached separate settlement agreements in principle with the local public entity plaintiffs in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation (the "Thomas Fire, Koenigstein Fire and Montecito Mudslides Settlement") and the local public entity plaintiffs in the Woolsey Fire litigation (the "Woolsey Settlement," and together with the Thomas Fire, Koenigstein Fire and Montecito Mudslides Settlement, the "Settlements").
Under the Thomas Fire, Koenigstein Fire and Montecito Mudslides Settlement, SCE and Edison International agreed to pay the local public entity plaintiffs in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation an aggregate of $150 million and, other than as set forth below, the plaintiffs agreed to release SCE and Edison International from all claims and potential claims in the Thomas Fire, Koenigstein Fire and Montecito Mudslides litigation and/or related to or arising from the Thomas Fire, Koenigstein Fire or Montecito Mudslides. SCE and Edison International did not release their cross-claims against the public entity plaintiffs in the Montecito Mudslides litigation, and certain of the public entity plaintiffs will retain the right to pursue certain indemnity claims against SCE and Edison International.
Under the Woolsey Fire Settlement, SCE and Edison International agreed to pay the local public entity plaintiffs in the Woolsey Fire litigation an aggregate of $210 million and the public entity plaintiffs agreed to release SCE and Edison International from all claims and potential claims in the Woolsey Fire litigation and/or related to or arising from the Woolsey Fire.
The aggregate amount of $360 million to be paid to the local public entity plaintiffs under the Settlements represents a little more than one third of the amounts claimed by those plaintiffs. Those claims were higher than the amounts estimated for local public entity claims for purposes of the liability that was accrued in the fourth quarter of 2018 in connection with the 2017/2018 Wildfire/Mudslide Events. After consideration of the Settlements and other potential adjustments to estimates used in developing the liability, Edison International and SCE have not concluded that an adjustment to the overall liability is required at this time. Edison International and SCE will reassess the liability after the end of the fourth quarter of 2019, based on all of the information available at that time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

99.1	SCE Press Release dated November 13, 2019
104	The cover page of this report formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: November 13, 2019

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: November 13, 2019